Exhibit No. 10.1

AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 5 made as of the 2nd day of September, 2003, to the Employment Agreement made as of the 20th day of November, 1998 (as amended, the “Agreement”), between UNITED RETAIL GROUP, INC., a Delaware corporation, with principal offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662-6563, and RAPHAEL BENAROYA, residing at 179 Lincoln Street, Englewood, NJ 07631.

WHEREAS, capitalized terms used herein and defined in the Agreement shall have the same meaning as in the Agreement;

WHEREAS, the Executive has been employed by the Company as its Chairman of the Board, President and Chief Executive Officer;

WHEREAS, the Company desires to continue the services of the Executive, and the Executive desires to continue to provide such services to the Company, on the terms set forth in the Agreement; and

WHEREAS, the provisions of this Amendment were recommended by the Compensation Committee of the Company’s Board of Directors on August 28, 2003 and approved by the Company’s Board of Directors on August 29, 2003 with the Executive abstaining.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 1(u) of the Agreement is amended to read in its entirety as follows:

“(u)	Term of Employment shall mean the period of time commencing on November 20, 1998 and ending on July 30, 2008 or such later date as may be mutually agreed upon by the Company and the Executive. (For the avoidance of doubt, Term of Employment as used herein may extend beyond the termination of the Executive’s employment.)"

2.	Section 15(a) of the Agreement is amended to read in its entirety, as follows:

“(a)	The Company shall indemnify the Executive as provided in the By-laws as in effect on August 29, 2003.”

3.	All the other provisions of the Agreement shall remain in force unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Rochelle Park, New Jersey, in duplicate originals on September 2, 2003.

UNITED RETAIL GROUP,INC.
By:/s/GEORGE R. REMETA Name: George R. Remeta Title: Chief Administrative Officer

/s/RAPHAEL BENAROYA Raphael Benaroya

RB Amend No. 5

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